Exhibit 99.1

PRESS RELEASE

CIRCOR Reports Progress on Leslie Controls Subsidiary’s

Chapter 11 Reorganization Plan

Leslie Controls Obtains Asbestos Claimant Votes Required for Approval of Plan;

Continues to Target Emergence from Bankruptcy for Fourth Quarter of 2010

Burlington, MA – October 11, 2010 – CIRCOR International, Inc. (NYSE: CIR), today announced that its wholly owned subsidiary, Leslie Controls, Inc., has obtained the asbestos claimant votes necessary for approval of its pre-negotiated Chapter 11 reorganization plan, which is a key step in the process toward Leslie’s emergence from bankruptcy.

For the plan to be confirmed and affirmed by the courts, the U.S. Bankruptcy Code requires a formal vote of approval by at least 75 percent of current asbestos claimants. The solicitation process for this approval was completed on September 27, 2010, and on October 8, 2010 the balloting agent tabulating the votes filed a declaration with the U.S. Bankruptcy Court for the District of Delaware stating that the percentage cast in favor of the plan significantly exceeded this requirement.

CIRCOR’s Chairman, President and Chief Executive Officer Bill Higgins said, “This vote of confidence is an important milestone in our effort to permanently eliminate the expenses and risks associated with Leslie’s asbestos liability. The proceedings in the District and U.S. Bankruptcy courts have continued to move forward during the solicitation period for claimant approval. Although objections have been filed by several of Leslie’s insurance carriers, we believe these objections are without merit. Consequently, we are continuing to target the plan’s confirmation and affirmation by the court and Leslie’s emergence from bankruptcy for the fourth quarter of 2010.”

Leslie’s plan of reorganization is intended to permanently resolve the company’s asbestos liability through the creation of a trust pursuant to Section 524(g) of the U.S. Bankruptcy Code. All current and future asbestos claims against Leslie would be channeled to the trust for review and payment, thus providing both Leslie and CIRCOR with permanent court protection from such claims. Leslie is continuing to conduct business as usual during the Chapter 11 process.

About CIRCOR International, Inc.

CIRCOR International, Inc. designs, manufactures and markets valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s culture, built on the CIRCOR Business System, is defined by the Company’s commitment to attracting, developing and retaining the best talent and pursuing continuous improvement in all aspects of its business and operations. The Company’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems and solutions. CIRCOR also plans to leverage its strong balance sheet to acquire strategically complementary businesses. For more information, visit the Company’s investor relations web site at http://investors.circor.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. These statements include, but are not limited to, the Company’s expectations related to the process for Leslie Controls’ emergence from bankruptcy, the Company’s belief that insurance carriers’ objections to Leslie Controls’ Chapter 11 reorganization plan are without merit, and the Company’s continuing to target the plan’s confirmation and affirmation by the court and Leslie Controls’ emergence from bankruptcy for the fourth quarter of 2010. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200